Exhibit 99.1

News Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	April 6, 2018, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations Ph: 503-684-7000

Greenbrier Reports Second Quarter Results

~ Posts EPS of $1.91 ~

~ Announces orders of 3,400 railcars valued at over $265 million ~

~ Raises FY 2018 earnings guidance ~

~ Board increases dividend 9% ~

Lake Oswego, Oregon, April 6, 2018 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its second fiscal quarter ended February 28, 2018.

Second Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $61.6 million, or $1.91 per diluted share, on revenue of $629.3 million. Quarterly results included $0.89 per diluted share related to the Tax Cuts and Jobs Act (Tax Act) enacted December 22, 2017.

•	Adjusted EBITDA for the quarter was $79.1 million, or 12.6% of revenue.

•	Orders for 3,400 diversified railcars were received during this quarter, valued at over $265 million.

•	New railcar backlog as of February 28, 2018 was 24,100 units with an estimated value of $2.3 billion.

•	New railcar deliveries totaled 4,900 units for the quarter.

•	Board increases quarterly dividend 9% to $0.25 per share, payable on May 16, 2018 to shareholders as of April 25, 2018.

•	Subsequent to quarter end, Greenbrier’s $119 million of 3.5% convertible notes converted into equity. Under the “if-converted” method, the shares were already included in EPS calculations and guidance. If the conversion would have occurred in February, total equity would have been $1.4 billion with total assets of $2.4 billion.

William A. Furman, Chairman and CEO, said, “The North American railcar market is improving but remains competitive. Greenbrier’s performance reflects the creativity and flexibility of its people and the strength of our strategy in North America and around the world. Greenbrier’s international expansion now meaningfully contributes each quarter with new sources of revenue and diversification of backlog. Nearly half of year-to-date order activity was generated in markets outside of North America. We are replicating Greenbrier’s core business model as part of the railcar renewal cycles in Brazil and parts of Europe.”

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 2

Furman continued, “For the quarter we secured orders for 3,400 units globally, ending the quarter with 24,100 units in backlog, valued at $2.3 billion. At the midpoint of the fiscal year we are confident of achieving full year guidance; a validation of the strength and value of Greenbrier’s market approach. Cash flow remains strong, enabling us to continue a balanced capital allocation strategy. The Board of Directors approved a 9% increase in quarterly dividend to $0.25 per share, part of Greenbrier’s ongoing commitment to returning capital to shareholders in a prudent and efficient manner.”

Furman concluded, “Greenbrier’s strong backlog, driven by a broad product line and innovative service offerings, allows discipline in the current competitive environment. Growing customer confidence and increased utilization of the North American rail fleet is generating increased demand for Greenbrier products and services. Greenbrier creates transactions tailored for customers’ success. Our strategy remains to grow the business, domestically and internationally, well beyond the current fiscal year.”

Business Outlook

Based on current business trends, industry forecasts and production schedules for fiscal 2018, Greenbrier believes:

•	Deliveries will be approximately 20,000 – 22,000 units including Greenbrier-Maxion (Brazil) which will account for up to 10% of deliveries

•	Revenue will be $2.4 – $2.6 billion

•	Diluted EPS will be $5.00 including a second quarter benefit of $0.89 from the Tax Act and a lower tax rate going forward

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 3

Financial Summary

	Q2 FY18		Q1 FY18		Sequential Comparison – Main Drivers
Revenue	$629.3M		$559.5M		Up 12.5% primarily due to higher volume of deliveries and higher wheel and component volumes
Gross margin	16.7%		16.0%		Up 70 bps primarily due to product mix, including wheels, interim rent and syndication activity
Selling and administrative expense	$50.3M		$47.0M		Up 7.0% primarily due to higher international business development costs
Gain on disposition of equipment	$5.8M		$19.2M		Reflects continued rebalancing of lease portfolio
Adjusted EBITDA	$79.1M		$76.9M		Improved performance of unconsolidated operations
Effective tax rate	(21.0%	)	33.3%		Reflects impact of the Tax Act; expected second half rate of 27%
Earnings (loss) from unconsolidated affiliates	$0.1M		($2.9M	)	Improvements in Brazilian operations
Net earnings attributable to noncontrolling interest	($3.6M	)	($7.1M	)	Change driven primarily by timing of railcar syndications at our GIMSA JV
Net earnings attributable to Greenbrier	$61.6M		$26.3M		Includes $29.2 million of tax benefit related to the Tax Act
Diluted EPS	$1.91		$0.83		Includes $0.89 per share related to the Tax Act

Segment Summary

	Q2 FY18	Q1 FY18	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$511.8M	$451.5M	Up 13.4% primarily attributable to higher volume of deliveries
Gross margin	16.2%	15.6%	Up 60 bps primarily due to product mix and higher syndication activity
Operating margin (1)	12.3%	11.7%
Deliveries (2)	4,300	4,000
Wheels & Parts
Revenue	$88.7M	$78.0M	Up 13.7% primarily attributable to higher wheel and component volumes
Gross margin	9.0%	7.1%	Up 190 bps due to increased volumes and operating efficiencies
Operating margin (1)	5.8%	3.1%
Leasing & Services
Revenue	$28.8M	$30.0M	Down 4.0% due to lower volume of externally sourced railcar syndications
Gross margin	51.0%	43.9%	Up 710 bps primarily due to higher management fees and interim rent
Operating margin (1) (3)	56.0%	93.8%
Lease fleet utilization	92.2%	91.8%

(1)	See supplemental segment information on page 11 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is not included in gross margin.

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 4

Conference Call

Greenbrier will host a teleconference to discuss its second quarter 2018 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	April 6, 2018

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland and Romania that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce rail and industrial castings, tank heads and other components and have an ownership stake in a leasing warehouse. Greenbrier owns a lease fleet of over 8,400 railcars and performs management services for 359,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 5

resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2017, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool commonly used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, this measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit) and Depreciation and amortization. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	February 28, 2018	November 30, 2017	August 31, 2017	May 31, 2017	February 28, 2017

Assets
Cash and cash equivalents	$586,008	$591,406	$611,466	$465,413	$545,752
Restricted cash	8,875	8,839	8,892	8,753	8,696
Accounts receivable, net	321,795	315,393	279,964	267,830	295,844
Inventories	408,419	411,371	400,127	414,012	381,439
Leased railcars for syndication	168,748	130,991	91,272	149,119	98,398
Equipment on operating leases, net	258,417	274,598	315,941	315,976	298,269
Property, plant and equipment, net	429,465	426,961	428,021	330,471	325,325
Investment in unconsolidated affiliates	98,009	101,529	108,255	110,058	90,762
Intangibles and other assets, net	83,308	83,819	85,177	68,930	68,228
Goodwill	69,011	67,783	68,590	43,265	43,265

	$2,432,055	$2,412,690	$2,397,705	$2,173,827	$2,155,978

Liabilities and Equity
Revolving notes	$7,990	$6,885	$4,324	$-	$-
Accounts payable and accrued liabilities	461,088	441,373	415,061	339,001	372,321
Deferred income taxes	41,257	69,984	75,791	80,482	65,589
Deferred revenue	85,886	120,044	129,260	82,006	85,441
Notes payable, net	559,755	558,987	558,228	532,638	532,596
Contingently redeemable noncontrolling interest	33,046	35,209	36,148	-	-
Total equity - Greenbrier	1,095,447	1,032,557	1,018,130	986,221	942,084
Noncontrolling interest	147,586	147,651	160,763	153,479	157,947

Total equity	1,243,033	1,180,208	1,178,893	1,139,700	1,100,031

	$2,432,055	$2,412,690	$2,397,705	$2,173,827	$2,155,978

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended February 28,		Six Months Ended February 28,

	2018	2017	2018	2017

Revenue
Manufacturing	$511,827	$445,504	$963,312	$899,537
Wheels & Parts	88,710	82,714	166,721	152,349
Leasing & Services	28,799	38,064	58,838	66,710

	629,336	566,282	1,188,871	1,118,596
Cost of revenue
Manufacturing	429,165	346,653	810,015	703,208
Wheels & Parts	80,708	75,497	153,214	140,475
Leasing & Services	14,116	25,207	30,981	43,237

	523,989	447,357	994,210	886,920

Margin	105,347	118,925	194,661	231,676

Selling and administrative expense	50,294	39,495	97,337	80,708
Net gain on disposition of equipment	(5,817)	(2,090)	(24,988)	(3,212)

Earnings from operations	60,870	81,520	122,312	154,180

Other costs
Interest and foreign exchange	7,029	5,673	14,049	7,397

Earnings before income tax and earnings (loss) from unconsolidated affiliates	53,841	75,847	108,263	146,783

Income tax benefit (expense)	11,301	(24,858)	(6,834)	(45,244)

Earnings before earnings (loss) from unconsolidated affiliates	65,142	50,989	101,429	101,539

Earnings (loss) from unconsolidated affiliates	147	(1,988)	(2,763)	(4,572)

Net earnings	65,289	49,001	98,666	96,967
Net earnings attributable to noncontrolling interest	(3,647)	(14,465)	(10,771)	(37,469)

Net earnings attributable to Greenbrier	$61,642	$34,536	$87,895	$59,498

Basic earnings per common share:	$2.10	$1.19	$3.00	$2.04

Diluted earnings per common share:	$1.91	$1.09	$2.74	$1.88

Weighted average common shares:
Basic	29,355	29,130	29,343	29,113
Diluted	32,711	32,427	32,703	32,423

Dividends declared per common share	$0.23	$0.21	$0.46	$0.42

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended February 28,

	2018	2017

Cash flows from operating activities:
Net earnings	$98,666	$96,967
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Deferred income taxes	(35,080)	2,272
Depreciation and amortization	36,454	30,580
Net gain on disposition of equipment	(24,988)	(3,212)
Accretion of debt discount	2,060	330
Stock based compensation expense	12,574	10,854
Noncontrolling interest adjustments	(2,555)	(3,255)
Other	958	548
Decrease (increase) in assets:
Accounts receivable, net	(25,681)	(67,271)
Inventories	(10,211)	(17,673)
Leased railcars for syndication	(74,129)	37,903
Other	10,434	5,550
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	46,434	1,718
Deferred revenue	(42,589)	(10,468)

Net cash provided by (used in) operating activities	(7,653)	84,843

Cash flows from investing activities:
Proceeds from sales of assets	105,142	19,898
Capital expenditures	(53,503)	(21,194)
Decrease in restricted cash	17	15,583
Investment in and advances to unconsolidated affiliates	(17,739)	(550)
Other	1,207	550

Net cash provided by investing activities	35,124	14,287

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	3,666	-
Proceeds from issuance of notes payable	13,929	275,000
Repayments of notes payable	(16,056)	(3,719)
Investment by joint venture partner	6,500	-
Debt issuance costs	-	(9,450)
Dividends	(13,546)	(12,138)
Cash distribution to joint venture partner	(41,758)	(19,486)
Excess tax deficiency from restricted stock awards	-	(2,453)
Tax payments for net share settlement of restricted stock	(5,199)	(2,981)

Net cash provided by (used in) financing activities	(52,464)	224,773

Effect of exchange rate changes	(465)	(830)
Increase (decrease) in cash and cash equivalents	(25,458)	323,073
Cash and cash equivalents
Beginning of period	611,466	222,679

End of period	$586,008	$545,752

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2018 are as follows:

	First	Second	Total

Revenue

Manufacturing	$451,485	$511,827	$963,312
Wheels & Parts	78,011	88,710	166,721
Leasing & Services	30,039	28,799	58,838

	559,535	629,336	1,188,871
Cost of revenue
Manufacturing	380,850	429,165	810,015
Wheels & Parts	72,506	80,708	153,214
Leasing & Services	16,865	14,116	30,981

	470,221	523,989	994,210

Margin	89,314	105,347	194,661

Selling and administrative expense	47,043	50,294	97,337
Net gain on disposition of equipment	(19,171)	(5,817)	(24,988)

Earnings from operations	61,442	60,870	122,312
Other costs

Interest and foreign exchange	7,020	7,029	14,049

Earnings before income taxes and earnings (loss) from unconsolidated affiliates	54,422	53,841	108,263
Income tax benefit (expense)	(18,135)	11,301	(6,834)

Earnings before earnings (loss) from unconsolidated affiliates	36,287	65,142	101,429
Earnings (loss) from unconsolidated affiliates	(2,910)	147	(2,763)

Net earnings	33,377	65,289	98,666
Net earnings attributable to noncontrolling interest	(7,124)	(3,647)	(10,771)

Net earnings attributable to Greenbrier	$26,253	$61,642	$87,895

Basic earnings per common share (1)	$0.90	$2.10	$3.00
Diluted earnings per common share (1)	$0.83	$1.91	$2.74

(1)

Quarterly amounts may not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2017 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$454,033	$445,504	$317,104	$508,547	$1,725,188
Wheels & Parts	69,635	82,714	85,231	75,099	312,679
Leasing & Services	28,646	38,064	36,826	27,761	131,297

	552,314	566,282	439,161	611,407	2,169,164
Cost of revenue
Manufacturing	356,555	346,653	245,228	425,531	1,373,967
Wheels & Parts	64,978	75,497	77,985	69,876	288,336
Leasing & Services	18,030	25,207	26,247	16,078	85,562

	439,563	447,357	349,460	511,485	1,747,865

Margin	112,751	118,925	89,701	99,922	421,299

Selling and administrative expense	41,213	39,495	42,810	47,089	170,607
Net gain on disposition of equipment	(1,122)	(2,090)	(1,581)	(4,947)	(9,740)

Earnings from operations	72,660	81,520	48,472	57,780	260,432

Other costs
Interest and foreign exchange	1,724	5,673	7,894	8,901	24,192

Earnings before income tax and earnings (loss) from unconsolidated affiliates	70,936	75,847	40,578	48,879	236,240
Income tax expense	(20,386)	(24,858)	(8,656)	(10,114)	(64,014)

Earnings before earnings (loss) from unconsolidated affiliates	50,550	50,989	31,922	38,765	172,226
Earnings (loss) from unconsolidated affiliates	(2,584)	(1,988)	(681)	(6,511)	(11,764)

Net earnings	47,966	49,001	31,241	32,254	160,462
Net earnings attributable to noncontrolling interest	(23,004)	(14,465)	1,582	(8,508)	(44,395)

Net earnings attributable to Greenbrier	$24,962	$34,536	$32,823	$23,746	$116,067

Basic earnings per common share (1)	$0.86	$1.19	$1.12	$0.81	$3.97
Diluted earnings per common share (1)	$0.79	$1.09	$1.03	$0.75	$3.65

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended February 28, 2018:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$511,827	$13,948	$525,775	$63,185	$3,415	$66,600
Wheels & Parts	88,710	8,951	97,661	5,119	780	5,899
Leasing & Services	28,799	4,365	33,164	16,114	3,794	19,908
Eliminations	-	(27,264)	(27,264)	-	(7,989)	(7,989)
Corporate	-	-	-	(23,548)	-	(23,548)

	$629,336	$-	$629,336	$60,870	$-	$60,870

Three months ended November 30, 2017:
	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$451,485	$16,804	$468,289	$52,969	$4,186	$57,155
Wheels & Parts	78,011	7,732	85,743	2,418	748	3,166
Leasing & Services	30,039	1,605	31,644	28,190	1,372	29,562
Eliminations	-	(26,141)	(26,141)	-	(6,306)	(6,306)
Corporate	-	-	-	(22,135)	-	(22,135)

	$559,535	$-	$559,535	$61,442	$-	$61,442

	Total assets
	February 28, 2018	November 30, 2017
Manufacturing	$911,505	$915,918
Wheels & Parts	260,077	262,349
Leasing & Services	565,626	535,847
Unallocated	694,847	698,576

	$2,432,055	$2,412,690

Information for the GBW Joint Venture, which is Greenbrier’s fourth reportable segment and which is accounted for under the equity method of accounting, is included in the table below. Information included in the table below represents totals for GBW Railcar Services LLC (GBW) rather than Greenbrier’s 50% share, as this is how performance and resource allocation is evaluated.

	As of and for the Three Months Ended

	February 28, 2018	November 30, 2017

Revenue	$62,700	$58,000
Loss from operations	$(5,500)	$(5,700)
Total assets	$208,500	$204,300

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	February 28, 2018	November 30, 2017

Net earnings	$65,289	$33,377
Interest and foreign exchange	7,029	7,020
Income tax expense (benefit)	(11,301)	18,135
Depreciation and amortization	18,084	18,370

Adjusted EBITDA	$79,101	$76,902

Three Months Ended
February 28, 2018
Backlog Activity (units) (1)
Beginning backlog	26,500
Orders received	3,400
Production held as Leased railcars for syndication	(1,150)
Production sold directly to third parties	(4,650)

Ending backlog	24,100

Delivery Information (units) (1)
Production sold directly to third parties	4,650
Sales of Leased railcars for syndication	250

Total deliveries	4,900

(1) Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

- More -

Greenbrier Reports Second Quarter Results. . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding and diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	February 28, 2018	November 30, 2017

Weighted average basic common shares outstanding (1)	29,355	29,332
Dilutive effect of convertible notes (2)	3,349	3,331
Dilutive effect of performance awards (3)	7	33

Weighted average diluted common shares outstanding	32,711	32,696

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)	The dilutive effect of the 2018 Convertible notes was included as they were considered dilutive under the “if converted” method as further discussed below.

(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect of using the treasury stock method, associated with shares underlying the 2024 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes. The 2024 Convertible notes are included in the calculation of both approaches using the treasury stock method when the average stock price is greater than the applicable conversion price.

	Three Months Ended
	February 28, 2018	November 30, 2017

Net earnings attributable to Greenbrier	$61,642	$26,253
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	843	733

Earnings before interest and debt issuance costs on convertible notes	$62,485	$26,986

Weighted average diluted common shares outstanding	32,711	32,696

Diluted earnings per share	$1.91	$0.83

# # #